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EXHIBIT 24


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anthony D. Autorino and Sean P. Hayes, individually, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their respective substitutes, may do or cause to be done by virtue hereof.

SIGNATURE                             TITLE                     DATE
---------                             -----                     ----
/S/ THOMAS H. DECKER                  Director                  April 3, 2001
----------------------------
Thomas H. Decker

/S/ WILLIAM A. DIBELLA                Director                  April 3, 2001
----------------------------
William A. DiBella

/S/  ISMAEL PINHO                     Vice President,           April 3, 2001
----------------------------          Chief Financial
Ismael Pinho                          Officer, Treasurer
                                      and Secretary
                                      (Principal Financial
                                      and
                                      Accounting Officer)

/S/ VICTOR GRILLO, SR.                Director                  April 3, 2001
----------------------------
Victor Grillo, Sr.

/S/ AJIT G. HUTHEESING                Director                  April 3, 2001
----------------------------
Ajit G. Hutheesing

/S/ NICHOLAS E. SINACORI              Director                  April 3, 2001
----------------------------
Nicholas E. Sinacori


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